Exhibit 99.1
[HUMAN GENOME SCIENCES LETTERHEAD]
March 2, 2010
Timothy Barabe
2501 Wisconsin Ave NW
Unit 408
Washington, DC 20007
Dear Tim:
Confirming the agreement reached with the Board of Directors regarding your separation from employment with Human Genome Sciences, Inc. (“HGS” or “Company”) and your pursuit of a new professional opportunity, HGS offers you the following terms contingent upon your agreement with the terms set forth below (the “Agreement”):
1)	You have indicated that you will resign from your position as Chief Financial Officer effective March 3, 2010. Your employment with the Company will continue through, and terminate at the close of business on, March 31, 2010 (“Termination Date”) and you will be paid your base salary through the Termination Date.

2)	If requested, the Company will provide you with a written employment reference. Nothing in this Agreement prohibits or limits the Company’s right to reveal the existence, terms, and conditions of this Agreement within its organization, to its Board Members, to its attorneys, to its financial advisors and accountants or as otherwise judged appropriate by the Company, and to fulfill reporting obligations under applicable laws and requirements.

3)	In exchange for entering into this Agreement and in order to ensure a harmonious transition, HGS will pay your base salary ($364,000) during the twelve (12) month period that commences on April 1, 2010 (“Severance Period”). Subject to Paragraph 3(h) of this Agreement, these payments will be paid at the same time and in the same manner as your base salary would have been paid had you remained actively employed by the Company until the end of the Severance Period; provided, however, that all such amounts which would otherwise become payable before October 1, 2010, which is the first business day that is more than six months after your Termination Date, shall accrue with interest, at the prime rate of interest published in the northeast edition of The Wall Street Journal on March 31, 2010, and shall be paid in a lump sum payment on October 1, 2010. In addition, you will receive a pro-rata bonus award for 2010 in the amount of $75,000, which is equal to 25% of your 2009 bonus, which pro-rata bonus award will be paid in a lump-sum cash payment on October 1, 2010 which is the first business day that is more than six months after your Termination Date. In addition:

a)	The Company will provide coverage for you and your eligible dependent(s), at the Company’s sole expense, under the Company’s group health plan in which you and your dependent(s) were participating at March 31, 2010, for twelve (12) months after March 31, 2010 or, if earlier, until the date you become eligible to participate in a group health plan of another entity. Your right to receive continuation coverage under COBRA will commence after, and not run coincident with, the continuation coverage provided under this paragraph, and the COBRA coverage will be provided entirely at your expense.

b)	Your participation in the 401(k) Plan, including the HGS match, and the life and AD&D insurance plans terminate effective March 31, 2010. Any vested rights that you currently have in the 401(k) Plan shall not be affected by this Agreement.

c)	Your vacation leave accrual ceases effective March 31, 2010. Payment for all accrued, unused vacation leave will be made by March 31, 2010.

d)	Your right to exercise all outstanding stock options, to the extent vested as of March 31, 2010, will continue to the earlier of the original ten-year-term expiration date of the applicable option agreement or March 31, 2011. Any vested stock options that are not exercised by 5:00 p.m. Eastern Time on the earlier of the original ten-year-term expiration date of the applicable option agreement or March 31, 2011, shall expire at that time and shall no longer be exercisable thereafter.

e)	You will be reimbursed for all ordinary and necessary reasonable business related expenses incurred by you prior to March 31, 2010. You must submit your request for reimbursement for these expenses, accompanied by proper documentation, to me on or before March 10, 2010 (or, for any such expenses incurred after March 10th, by March 30, 2010). Your reimbursements will be paid by March 31, 2010.

f)	You acknowledge and agree that the terms set forth above include compensation and benefits to which you are not otherwise entitled. Furthermore, you acknowledge that, except as expressly set forth herein, you are entitled to no other or further compensation, remuneration, benefits, reimbursement, payments, options, stock, stock units, or other equity issue of or from HGS (including, but not limited to, any payment under the Second Amended and Restated Key Executive Severance Plan). Nothing in this Agreement affects any vested benefits you may have under any retirement plan.

g)	The Company may withhold from any payments made under this Agreement all federal, state, local, or other taxes required to be withheld under any applicable law.

h)	The Parties hereto acknowledge and agree that the compensation to be provided under this Agreement is to be provided in consideration for the general release contained in Exhibit A to this Agreement, including a waiver of age discrimination claims under the Age Discrimination in Employment Act. In addition, all payments and benefits herein are contingent upon you not being in breach of any provision of this Agreement (including the Exhibits and other agreements specifically referenced herein) at any time during the effectiveness of this Agreement. No payment under this Agreement shall be made before this Agreement becomes effective upon the expiration of any applicable revocation period. In the event that you were to engage in misconduct and are terminated for cause prior to the Termination Date, you will receive no further compensation, other than your regular base salary up until the effective date of your termination for cause.
4)	In exchange and as consideration for the promises and undertakings set forth above, and as a prerequisite to the Company’s obligations set forth above, you agree as follows:
a)	You will execute the General Release that is attached hereto as Exhibit A.

b)	You will comply with the terms of the Employee Confidential Information, Invention and Non-Competition Agreement dated August 22, 2006 that you have signed with the Company, the terms of which are incorporated herein. Not later than March 3, 2010 and except as set forth on Exhibit B, you will return to HGS all Company property in your possession or control. You agree not to delete any information, files or any other materials from HGS’ computer systems or any computer owned by HGS other than in the ordinary course.

c)	You will not make any public statement or any private statement to any HGS employee, customer, potential customer, investor, potential investor, business analyst or any other person or entity doing business or likely to do business with HGS, disparaging HGS or criticizing its operations, personnel, or employment practices. HGS agrees that neither it nor any member of its Board of Directors or any officer will make any public statement or private statement to any HGS employee, customer, potential customer, investor, potential investor, business analyst, or person or entity actually or potentially doing business or likely to do business with you or any entity with which you are associated (whether as a customer, investor, employee or consultant) disparaging you. Both parties agree that neither he, it nor they will make or publish any communication that reflects adversely upon the reputation of the other party.

You further agree that in the event that you are asked or required by subpoena to provide testimony to any person or entity who has filed or who seeks to file or prosecute any grievance, claim, charge, complaint or lawsuit against the Releasees, you will use best efforts to provide notice of such request or subpoena to HGS’ General Counsel, James H. Davis, in writing, at 14200 Shady Grove Road, Rockville, MD 20850, within five business days of the date you are aware that you have received such request or subpoena.

You agree that, in the event the Releasees are or become a party or witness to any actual or threatened legal proceeding regarding any matter which arose or occurred during the term of your employment with HGS, you shall make yourself reasonably available (taking into account your personal and business schedule) to and cooperate with HGS and its counsel in such proceedings. HGS shall reimburse all reasonable out-of-pocket expenses incurred by you at HGS’s request in connection with the foregoing and shall pay you a reasonable per diem or hourly fee for services rendered in connection with the foregoing following your Termination Date.

d)	You agree that your intentional or reckless failure to comply with the nondisparagement provision of Paragraph 4(c) above, shall release HGS from honoring any outstanding obligations owed to you under this Agreement, among whatever other relief may be available under the terms of this Agreement and at law or in equity.

e)	In executing this Agreement, you affirm that you are competent and understand and accept the nature, terms, and scope of this Agreement as fully and totally resolving any differences and disputes between you and HGS concerning the circumstances of your employment and your termination from employment. You further affirm that your decision to execute this Agreement is entirely voluntary, and that you have done so without any pressure or undue influence by HGS or its representatives or agents.

f)	You may be subject to covenants contained in other agreements (including, but not limited to, equity award agreements) that are similar to those contained in this Paragraph 4. You acknowledge the foregoing and understand that the covenants contained in this Paragraph 4 are in addition to, and not in substitution of, the similar covenants contained in any other agreements.
5)	The parties mutually understand and agree that by executing this Agreement, the Releasees are not admitting any violation of your rights under statutory or common law or any contract or Agreement entered into with HGS.

6)	If any provision of this Agreement is found to be invalid, unenforceable or void for any reason, such provision shall be severed from the Agreement and shall not affect the validity or enforceability of the remaining provisions. This Agreement shall be deemed to have been made and entered into in Maryland and shall in all respects be interpreted, enforced and governed by the laws of Maryland, without giving effect to the conflict of laws provisions thereof. The state courts of the State of Maryland and, if the jurisdictional prerequisites exist at the time, the United States District Court for Maryland, shall have sole and exclusive jurisdiction to hear and determine any dispute or controversy arising under or concerning this Agreement.

7)	No Transfer or Assignment: You represent and warrant that no person had or has or claims any interest in the claims referred to anywhere in this Agreement. You also represent and warrant that you have the sole right and exclusive authority to execute this Agreement and that you have the sole right to receive the consideration paid pursuant thereto. You also represent and warrant that you have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim against HGS or any of the Releasees or portion thereof or interest therein, and will not assign or otherwise transfer, any claim or demand relating to any matter covered by this Agreement or the consideration to be paid pursuant thereto.

8)	No Waiver: The Parties recognize, acknowledge and agree that the failure by HGS to enforce any term of this Agreement shall not constitute a waiver of any rights or deprive HGS of the right to insist thereafter upon strict adherence to that or any other term of this Agreement, nor shall a waiver of any breach of this Agreement constitute a waiver of any preceding or succeeding breach. No waiver of a right under any provision of this Agreement shall be binding on HGS unless made in writing and signed by HGS.

9)	This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns.

10)	You and HGS acknowledge and agree that a breach by either party of any of the provisions of Paragraph 4 of this Agreement will cause immediate and irreparable injury to the other party, for which injury there is no adequate remedy at law. Accordingly, you and HGS agree that in the event of such breach or threatened breach, the injured party will be entitled to an immediate injunction by a court of competent jurisdiction to prevent and restrain such breach, with the losing party being required to pay the costs and attorneys’ fees incurred by the other in bringing or defending, as applicable, any court action relating to such actual or threatened breach of said paragraph. You and HGS expressly agree to waive the requirement for the injured party to post a bond in any such injunction action and you and HGS expressly agree to submit to the jurisdiction of the courts of the State of Maryland for any injunction proceeding brought pursuant to this provision.

11)	You shall be indemnified for actions or inactions occurring during your employment with HGS and its affiliates to the fullest extent permitted by Delaware law and HGS’s by-laws as in effect on the date hereof.

12)	You and HGS agree that this Agreement, consisting of seven (7) pages and attached Exhibits A and B, supersedes any previous agreements between the parties, provided that the Employee Confidential Information, Invention and Non-Competition Agreement, and any and all other confidentiality, intellectual property, and non-compete agreements signed by you and HGS shall survive this Agreement and shall remain in full force and effect after your separation from HGS and are incorporated herein. You agree that in executing this Agreement, you do not rely on any statement or promise by HGS or any of its agents or employees, other than what is written in this Agreement. This Agreement may be modified only by a written document signed by both you and the CEO of HGS. You acknowledge that this Agreement is a full and accurate embodiment of the understanding between the parties.

13)	The parties, intending to be legally bound by this Agreement, each execute it without coercion and with knowledge of the nature and consequences of its terms and conditions.

14)	You acknowledge that you have been given the opportunity to consider this Agreement for up to twenty-one (21) days. You also acknowledge that you have been advised in writing to consult an attorney about this Agreement and that you have had a fair and full opportunity to do so. Your signature on this Agreement prior to the expiration of this period evidences your intent to knowingly and voluntarily waive this review period.

15)	You may revoke this Agreement within seven (7) days following its execution by notifying the General Counsel of HGS, James H. Davis, in writing, at 14200 Shady Grove Road, Rockville, MD 20850. If the Agreement is revoked, it is null and void. In any event, the Agreement does not become effective until the seven (7) day revocation period expires. After that time, if there has been no written revocation, this Agreement shall be fully effective, enforceable and irrevocable. Accordingly, the Effective Date of this Agreement shall be the eighth day following your signing of this Agreement, provided you have not revoked the Agreement previously.

16)	Benefits payable under this Agreement are payable only from the general assets of the Company or its successor. This Agreement does not create any right or interest in any specific assets of the Company. Except as otherwise provided above, this Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by or on behalf of you in breach hereof.

17)	This Agreement is intended to comply with, or otherwise be exempt from, section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and Treasury guidance promulgated under the Code.
a)	The Company shall undertake to administer, interpret, and construe this Agreement in a manner that does not result in the imposition on you of any additional tax, penalty, or interest under Code section 409A.

b)	The Company and you agree to execute any and all amendments to this Agreement permitted under applicable law as they mutually agree in good faith may be necessary to ensure compliance with the distribution provisions of Code section 409A or as otherwise needed to ensure that this Agreement complies with that section.

c)	The preceding provisions, however, shall not be construed as a guarantee by the Company of any particular tax effect to you under this Agreement. The Company shall not be liable to you for any payment made under this Agreement that is determined to result in an additional tax, penalty, or interest under Code section 409A, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Code section 409A.

d)	For purposes of Code section 409A, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

e)	With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, you, as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (i) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Code section 105(b); (ii) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

f)	“Termination of employment” or words of similar import, as used in this Agreement, means, for purposes of any payments under this Agreement that are payments of deferred compensation subject to Code section 409A, your “separation from service” as defined in Code section 409A.

g)	If a payment obligation under this Agreement arises on account of your separation from service while you are a “specified employee” (as defined under Code section 409A and determined in good faith by the Company), any payment of “deferred compensation” (as defined under Treasury regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury regulation sections 1.409A-1(b)(3) through (b)(12)) that is scheduled to be paid within six months after such separation from service shall accrue with interest and shall be paid within 15 days after the end of the six-month period beginning on the date of such separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of your estate following your death. For purposes of the preceding sentence, interest shall accrue at the prime rate of interest published in the northeast edition of The Wall Street Journal on the date of your termination of employment.
18)	Headings: The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement or to define or limit the scope of any Paragraph of this Agreement.

19)	Counterparts and Facsimile Signature: This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument. A facsimile copy of your signature on this Agreement shall be deemed the equivalent of an original thereof.
If you agree with these terms, please sign this Agreement below and return it to me by March 19, 2010. Your signature will confirm that you are entering into this Agreement voluntarily and with a full understanding of all of the above terms. No changes in this Agreement will be valid unless in writing and signed by both parties.

Sincerely,
/s/ Susan Bateson
Susan Bateson
Senior Vice President, Human Resources

I HAVE READ THE FOREGOING OFFER AND I FULLY UNDERSTAND ITS TERMS. I AM SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY, HAVING BEEN GIVEN A FULL AND FAIR OPPORTUNITY TO CONSIDER IT AND CONSULT WITH ADVISORS OF MY CHOICE.
READ AND AGREED TO:

/s/ Timothy Barabe
Timothy Barabe
Date March 2, 2010

EXHIBIT A
GENERAL RELEASE
For and in consideration of the promises made in the agreement regarding your separation from Human Genome Sciences, Inc., to which this General Release is an Exhibit A, the adequacy of which is hereby acknowledged, the undersigned (“Executive”), for himself, his heirs, administrators, legal representatives, executors, successors, assigns, and all other persons claiming through Executive, if any (collectively, “Releasers”), does hereby release, waive, and forever discharge Human Genome Sciences, Inc. (“Company”), Company’s subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, successors, and assigns (collectively, the “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Executive’s employment with Company or any of its affiliates, status as an officer, and the termination of Executive’s employment or removal as an officer. The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims, under common law including wrongful or retaliatory discharge, breach of contract (including but not limited to any claims under the Executive Agreement between Company and Executive, dated as of December 18, 2007, as amended December 10, 2008 (the “Executive Agreement”) and any claims under any stock option and equity-based award agreements between Executive and Company) and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C. § 1981), the National Labor Relations Act, the Age Discrimination in Employment Act (ADEA), the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Maryland Human Rights Act, or the discrimination or employment laws of any state or municipality, and/or any claims under any express or implied contract which Releasers may claim existed with Releasees. This also includes a release by Executive of any claims for breach of contract, wrongful discharge and all claims for alleged physical or personal injury, emotional distress relating to or arising out of Executive’s employment with Company or the termination of that employment; and any claims under the WARN Act or any similar law, which requires, among other things, that advance notice be given of certain work force reductions. This release and waiver does not apply to any claims or rights that may arise after the date Executive signs this General Release. The foregoing release does not apply to (a) any claims or rights under directors and officers liability insurance, (b) any vested rights of Executive under the Company’s 401(k) plan; (c) Executive’s rights as described in the Agreement to which this Exhibit A is attached, including without limitation to his rights to severance pay, bonus pay, accrued vacation pay, continued benefits coverage, and to exercise outstanding vested stock options; and (d) Executive’s rights as a stockholder.

Excluded from this release and waiver are any claims which cannot be waived by law, including but not limited to the right to participate in an investigation conducted by certain government agencies; provided, however, that Executive waives any rights he would otherwise have to collect monetary damages or to obtain other individual relief in connection with any such claims. Executive agrees never to sue Releasees, in any forum for any claim covered by the above waiver and release language. Executive represents and warrants that Executive has not filed and will not file any complaint, charge, or lawsuit against the Releasees with any government agency or any court. If Executive violates this General Release by suing Releasees other than as set forth in the first paragraph hereof, Executive shall be liable to the Company for its reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit, as permitted by law.
Executive acknowledges and recites that:
(a) Executive has executed this General Release knowingly and voluntarily;
(b) Executive has read and understands this General Release in its entirety;
(c) Executive has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this General Release before executing it;
(d) Executive’s execution of this General Release has not been forced by any employee or agent of the Company, and Executive has had an opportunity to negotiate about the terms of this General Release after consultation with an attorney of his choosing; and
(e) Executive has been offered twenty-one (21) calendar days after receipt of this General Release to consider its terms before executing it.
This General Release shall be governed by the laws of the State of Maryland, except for the application of pre-emptive Federal law.
Executive shall have seven (7) days from the date hereof to revoke this General Release by providing written notice of the revocation to the Company, addressed to James H, Davis, General Counsel of HGS, at 14200 Shady Grove Road, Rockville, MD 20850, in which event this General Release and the separation agreement to which it is attached as Exhibit A, shall be unenforceable and null and void.
PLEASE READ THIS RELEASE CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EXECUTIVE
Date: March 2, 2010	/s/ Timothy C. Barabe
Timothy C. Barabe

Date: March 2, 2010	HUMAN GENOME SCIENCES, INC.
/s/ Susan Bateson
	By:	Susan Bateson
Senior Vice President, Human Resources On Behalf of HGS and the Releasees

2

EXHIBIT B
SCHEDULE OF EXCEPTIONS TO THE
EMPLOYEE CONFIDENTIAL INFORMATION, INVENTION AND
NON-COMPETITION AGREEMENT
(See attached.)